EXHIBIT 32.1
GLOBAL CASH ACCESS HOLDINGS, INC.
CERTIFICATION
In connection with the periodic report of Global Cash Access Holdings, Inc. (the “Company”) on Form 10-Q for the period ended September 30, 2007 as filed with the Securities and Exchange Commission (the “Report”), I, Scott Betts, Chief Executive Officer of the Company, hereby certify as of the date hereof, solely for purposes of Title 18, Chapter 63, Section 1350 of the United States Code, that to the best of my knowledge:
(1)	the Report fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, and

(2)	the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company at the dates and for the periods indicated.

Dated: January 30, 2008	By:	/s/ Scott Betts
Scott Betts
Chief Executive Officer and Chief Financial Officer